                             LETTER OF TRANSMITTAL
                                   TO TENDER
                   8 3/8% SENIOR SUBORDINATED NOTES DUE 2008
                                       OF
                          UNITED STATIONERS SUPPLY CO.
    PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED               , 1998
--------------------------------------------------------------------------------

   THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
   CITY TIME, ON             ,           , 1998 (THE "EXPIRATION DATE"),
   UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
--------------------------------------------------------------------------------

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              THE BANK OF NEW YORK

              BY REGISTERED OR CERTIFIED MAIL:                               BY HAND OR OVERNIGHT DELIVERY:
                    The Bank of New York                                          The Bank of New York
                    101 Barclays Street                                           101 Barclays Street
                         Floor 7-E                                          Corporate Trust Services Window
                  New York, New York 10286                                            Ground Level
               Attn: Reorganization Section,                                    New York, New York 10286
                        Marcia Brown                                         Attn: Reorganization Section,
                       (212) 815-3428                                                 Marcia Brown
                                                                                     (212) 815-3428

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 815-6339

                               FOR INFORMATION OR
                           CONFIRMATION BY TELEPHONE:
                                 (212) 815-6333

    (Originals of all documents sent by facsimile should be sent promptly by registered
         or certified mail, by hand, or by overnight delivery service).

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    The undersigned acknowledges that it has received the Prospectus, dated
              , 1998 (the "Prospectus"), of United Stationers Supply Co., an Illinois corporation (the "Company"), and this Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $100,000,000 of its 8 3/8% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "New Notes") of the Company for a like principal amount of the issued and outstanding 8 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") of the Company.

    IF YOU WISH TO EXCHANGE 8 3/8% SENIOR SUBORDINATED NOTES DUE 2008 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 8 3/8% SENIOR SUBORDINATED NOTES DUE 2008, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                          SIGNATURES MUST BE PROVIDED

     PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE COMPLETING
                          THIS LETTER OF TRANSMITTAL.

    Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

    This Letter of Transmittal is to be completed by holders of Old Notes either if Old Notes are to be forwarded herewith or if tenders of Old Notes are to be made by book-entry transfer to an account maintained by The Bank of New York (the "Exchange Agent") at the Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedures set forth in "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

    Holders of Old Notes whose certificates (the "Certificates") for such Old Notes are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                       DESCRIPTION OF TENDERED OLD NOTES

-------------------------------------------------------------------------------------------
                                                                                AGGREGATE
      NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)                            PRINCIPAL
AS IT APPEARS ON THE 8 3/8% SENIOR SUBORDINATED NOTES DUE     CERTIFICATE        AMOUNT
                        2008 ("OLD                             NUMBER(S)      OF OLD NOTES
            NOTES") (PLEASE FILL IN, IF BLANK)               OF OLD NOTES       TENDERED
--------------------------------------------------------------------------------------------

                                                            --------------------------------

                                                            --------------------------------

                                                            --------------------------------

                                                            --------------------------------
                                                            TOTAL PRINCIPAL
                                                            AMOUNT OF NOTES
                                                               TENDERED
--------------------------------------------------------------------------------------------

           (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

/ /  CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
    MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

    Name of Tendering Institution ______________________________________________

    Account Number _____________________________________________________________

    Transaction Code Number ____________________________________________________

/ /  CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF
    TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

    Name of Registered Holder(s) _______________________________________________

    Window Ticket Number (if any) ______________________________________________

    Date of Execution of Notice of Guaranteed Delivery _________________________

    Name of Institution which Guaranteed Delivery ______________________________

If Guaranteed Delivery is to be made By Book-Entry Transfer:

    Name of Tendering Institution ______________________________________________

    Account Number _____________________________________________________________

    Transaction Code Number ____________________________________________________

/ /  CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED OLD NOTES
    ARE TO BE RETURNED BY CREDITING THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER SET FORTH ABOVE.

/ /  CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OLD NOTES FOR ITS
    OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: __________________________________________________________________________

Address: _______________________________________________________________________

LADIES AND GENTLEMEN:

    1. The undersigned hereby tenders to United Stationers Supply Co., an Illinois corporation (the "Company"), the 8 3/8% Senior Subordinated Notes due 2008 (the "Old Notes"), described above pursuant to the Company's offer of $1,000 principal amount of 8 3/8% Senior Subordinated Notes due 2008 (the "New Notes"), in exchange for each $1,000 principal amount of the Old Notes, upon the
terms and subject to the conditions contained in the Prospectus dated          ,
1998 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer").

    2. THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE OLD NOTES TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE COMPANY WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE OLD NOTES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE COMPANY OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, ASSIGNMENT AND TRANSFER OF THE OLD NOTES TENDERED HEREBY, AND THE UNDERSIGNED WILL COMPLY WITH ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

    3. The undersigned understands that the tender of the Old Notes pursuant to any one of the procedures set forth in the Prospectus and in the instructions, attached hereto, will, upon the Company's acceptance for exchange of such tendered Old Notes, constitute a binding agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4. Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that:

    (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

    (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

    (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

    (iv) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company and the Guarantors.

    5. The undersigned may, IF, AND ONLY IF, UNABLE TO MAKE ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ITEM 4 ABOVE, elect to have its Old Notes registered in the shelf registration described in the Exchange and Registration Rights Agreement, dated as of April 15, 1998, between the Company, the Guarantors named therein and Chase Securities Inc. and Bear, Stearns & Co. Inc. in the form filed as an exhibit to the Registration Statement (the "Registration Agreement") (all terms used in this Item 5 with their initial letters capitalized, unless otherwise defined herein, shall have the meanings given them in the Registration Agreement). Such election may be made by checking the box under "Special Registration Instructions" below. By making such election, the undersigned agrees, as a Holder participating in a Shelf Registration, to indemnify and hold harmless the Company and the Guarantors, their affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company and the Guarantors within the meaning of the Securities Act or the Exchange Act, (collectively referred to for purposes of this indemnification provision as the "Company"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company and the Guarantors may become subject, whether commenced or threatened, under the

Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Holder's Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities, Exchange Securities or Private Exchange Securities pursuant to such Shelf Registration Statement. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Agreement.

    6. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

    7. Unless otherwise indicated herein under "Special Delivery Instructions," please issue the certificates for the New Notes in the name of the undersigned.

    8. Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and the undersigned waives the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after April 15, 1998.

    9. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

    THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX.

--------------------------------------------------------------------------------

                         SPECIAL DELIVERY INSTRUCTIONS
                              (See Instruction 1)

      To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

        Mail / /  Issue / /  (check appropriate boxes) certificates to:

       Name: _________________________________________________________________
                                    (PLEASE PRINT)

       Address: ______________________________________________________________

                                           ___________________________________

                                           ___________________________________
                                 (INCLUDING ZIP CODE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SPECIAL REGISTRATION INSTRUCTIONS
                                  (See Item 5)

      To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Old Notes in the shelf registration described in the Registration Agreement, and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in Item 5 above.

      / / By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in
  Item 4 above, (ii) elects to have its Old Notes registered pursuant to the shelf registration described in the Registration Agreement, and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, Item 5 above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SIGNATURE

     To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

    X _________________________________________________________________________

    X _________________________________________________________________________
            SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATURE

    Dated: ____________________________________________________________________

    Name(s): __________________________________________________________________

    ___________________________________________________________________________
                               (PLEASE TYPE OR PRINT)

    Capacity: _________________________________________________________________

    Address: __________________________________________________________________

    ___________________________________________________________________________

    ___________________________________________________________________________
                                (INCLUDING ZIP CODE)

    Area Code and Telephone No.: ______________________________________________

             SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1 BELOW)

         Certain Signatures Must be Guaranteed by an Eligible Institution

    ___________________________________________________________________________
               (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

     __________________________________________________________________________
      (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE)
                                      OF FIRM)

     __________________________________________________________________________
                               (AUTHORIZED SIGNATURE)

     __________________________________________________________________________
                                   (PRINTED NAME)

     __________________________________________________________________________
                                      (TITLE)

    Dated: ____________________________________________________________________
--------------------------------------------------------------------------------

                       PLEASE READ THE INSTRUCTIONS BELOW
                WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL.

                                  INSTRUCTIONS

    1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Delivery Instructions" has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD NOTES; GUARANTEED DELIVERY PROCEDURES. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, this Letter of Transmittal and all other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Old Notes by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company, must be received by the Exchange Agent prior to the Expiration Date; and (iii) the Certificates (or a Book-Entry Confirmation (as defined in the Prospectus)) representing all tendered Old Notes, in proper form for transfer, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Old Notes to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery prior to the Expiration Date.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL OR THE NOTICE OF GUARANTEED DELIVERY, AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

    If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

    4. INADEQUATE SPACE. If the space provided in the box captioned "Description of Tendered Old Notes" is inadequate, the Certificate number(s) and/or the principal amount of Old Notes and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

    5. QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Letter of Transmittal. Additional copies of the Prospectus, the Notice of Guaranteed Delivery and the Letter of Transmittal may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee.

    6. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be resolved by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof, unless otherwise provided in this Letter of Transmittal as soon as practicable following the Expiration Date.